EXHIBIT 10.8

               SECOND AMENDMENT TO 1995 CONSOLIDATED AND RESTATED
                                STOCK OPTION PLAN

The 1995 Consolidated and Restated Stock Option Plan of CFI ProServices, Inc., as amended to date (the "Plan") is hereby amended further as provided below:

         Section 1.2 of the Plan is amended to read as follows:

                  1.2 This Plan includes the Company's Incentive Stock Option Plan No. 1, as amended and restated October 15, 1993 ("Plan No. 1"), Incentive Stock Option Plan No. 2, as amended and restated October 15, 1993 ("Plan No. 2"), Incentive Stock Option Plan Dated April 30, 1993 (restated as of October 15, 1993) ("Plan No. 3"), Nonqualified Stock Option Plan Dated April 30, 1993 (restated as of October 15, 19993) ("Plan No. 4"), First Amendment to 1995 Consolidated and Restated Stock Option Plan (effective May 17,
                           1996), and Second Amendment to 1995 Consolidated and Restated Stock Option Plan (effective January 21,
                           1999) (collectively referred to herein as the "Plans" or the "Plan"). The Plan governs any and all outstanding unexercised stock options granted under the Plans. All unissued stock options reserved for issuance under the Plans, and all stock options issued but not exercised under the Plans which have been terminated or expired, will continue to be available and reserved for issuance hereunder.

         Section 4.1 of the Plan is hereby amended to read as follows:

                  4.1 The stock subject to the options to be granted under the Plan shall be made available either from CFI common stock ("Shares") authorized but unissued, or from Shares reacquired by the Company. Subject to the adjustment as provided in Section 6.11, the total number of Shares with respect to which the Committee may grant stock options under the Plan shall not exceed 1,530,536 Shares (the aggregate Share reserve of Plans No. 1, 2, 3, 4, and the First Amendment to the 1995 Consolidated and Restated

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                           Stock Option Plan
                           computed as of January 1, 1999, plus the 500,000 additional shares authorized by the Second Amendment to 1995 Consolidated and Restated Stock Option Plan). The options may be granted either as qualified or nonqualified stock options as defined in Section 5.

         Section 10 of the Plan is hereby amended to read as follows:

                    10. Since this Plan is a consolidation of four plans plus two amendments adding more shares to the Plan, each adopted on a different date; and since in the case of "incentive stock options" (as defined in Section 5) the option must be granted within ten years from the date the plan is adopted and exercised within ten years from the date of grant, the following sinking reserves shall apply. The option share reserve of 1,030,536 shares on January 1, 1999 shall be increased by the 500,000 additional shares authorized by this amendment; but the option share reserve shall be reduced (subject to any outstanding option grants) on the dates set forth below:

                                    DATE               SINKING SHARE RESERVE

                                    January 21, 2001   1,388,000
                                    April 16, 2003     1,000,000
                                    January 12, 2006     500,000
                                    January 21, 2009           0

         The effective date of this Second Amendment shall be January 21, 1999.

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